EXHIBIT 99.1

NEWS RELEASE

Oct. 3, 2011

MEDIA CONTACTS:		ANALYSTS:
Duke Energy		Duke Energy
Tom Williams	800-559-3853	Stephen De May	704-382-2620
		Bill Currens	704-382-1603
Progress Energy
Mike Hughes	919-546-6189	Progress Energy
		Bob Drennan	919-546-7474

FERC conditionally authorizes Duke Energy-Progress Energy merger

CHARLOTTE, N.C., and RALEIGH, N.C. – The Federal Energy Regulatory Commission (FERC) has conditionally authorized the proposed merger of Duke Energy and Progress Energy, subject to the agency’s approval of mitigation measures to address its finding that the combined company could have an adverse effect on competition in Carolinas power markets.

In an order issued Sept. 30, the FERC said the companies have up to 60 days to propose measures to address the market power concerns.

Duke Energy Chairman, President and CEO Jim Rogers, and Progress Energy Chairman, President and CEO Bill Johnson said in a joint statement:

“We believe our proposed merger will provide significant customer benefits and protections, and we are confident that we will meet the FERC’s standards for approval. We are still working toward closing the merger by year’s end.

“We plan to file detailed mitigation measures within about two weeks to address the FERC’s concerns about market power in the Carolinas.”

The FERC’s order did not identify any concerns about market power in the combined company’s other service areas (Florida, Indiana, Ohio and Kentucky), or other significant issues that need to be addressed by the companies.

The following is an update of the merger’s other regulatory approvals:

•	The N.C. Utilities Commission completed public hearings on the merger Sept. 22 and has not yet issued an order.

•	Merger-related filings with the Public Service Commission of South Carolina, which has scheduled hearings for Oct. 26.

•	An application to approve the merger with the Kentucky Public Service Commission, which has provided conditional approval.

•	Joint filings with the Nuclear Regulatory Commission (related to nuclear plant license transfers).

•	Hart-Scott-Rodino filing with the U.S. Department of Justice and Federal Trade Commission. The waiting period under the HSR Act expired April 27, 2011.

•	Assignment of Authorization filings with the Federal Communications Commission, approved July 27.

•
Although there are no merger-specific regulatory approvals required in Indiana, Ohio or Florida, the companies will continue to update the regulatory commissions in those states on the merger. The merger also requires modifications to several existing affiliate agreements; the companies will file those with various state commissions for approval, as applicable.

If completed, the merger will create the nation’s largest electric utility, as measured by enterprise value, market capitalization, generation assets, customers and numerous other criteria. The combined company is expected to have more than 7.1 million electric customers in six states (North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky) and the largest regulated nuclear fleet in the country.

Both Progress Energy, Inc. (NYSE: PGN) and Duke Energy Corporation (NYSE: DUK) received overwhelming shareholder approval at separate meetings Aug. 23.

About Duke Energy
Duke Energy is one of the largest electric power holding companies in the United States. Its regulated utility operations serve approximately 4 million customers located in five states in the Southeast and Midwest, representing a population of approximately 12 million people. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

About Progress Energy
Progress Energy (NYSE: PGN), headquartered in Raleigh, N.C., is a Fortune 500 energy company with more than 22,000 megawatts of generation capacity and approximately $10 billion in annual revenues. Progress Energy includes two major electric utilities that serve about 3.1 million customers in the Carolinas and Florida. The company has earned the Edison Electric Institute's Edison Award, the industry's highest honor, in recognition of its operational excellence, and was the first utility to receive the prestigious J.D. Power and Associates Founder's Award for customer service. The company is pursuing a balanced strategy for a secure energy future, which includes aggressive energy-efficiency programs, investments in renewable energy technologies and a state-of-the-art electricity system. Progress Energy celebrated a century of service in 2008. Visit the company’s website at www.progress-energy.com.

* * *

Cautionary Statements Regarding Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Progress Energy and Duke Energy caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Duke Energy and Progress Energy, including future financial and operating results, Progress Energy's or Duke Energy's plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the risk that Progress Energy or Duke Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisifed; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainities; the effect of changes in governmental regulations; and other factors discussed or referred to in the “Risk Factors” section of each of Progress Energy's and Duke Energy's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC). These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 that was filed by Duke Energy with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in Progress Energy's and Duke Energy's reports filed with the SEC and available at the SEC's website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and neither Progress Energy nor Duke Energy undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger between Duke Energy and Progress Energy, Duke Energy filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of Duke Energy and Progress Energy and that also constitutes a prospectus of Duke Energy. The Registration Statement was declared effective by the SEC on July 7, 2011. Duke Energy and Progress Energy mailed the definitive joint proxy statement/prospectus to their respective shareholders on or about July 11, 2011. Duke Energy and Progress Energy urge investors and shareholders to read the Registration Statement, including the joint proxy statement/prospectus that is a part of the Registration Statement, as well as other relevant documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from Duke Energy's website (www.duke-energy.com) under the heading “Investors” and then under the heading “Financials/SEC Filings” You may also obtain these documents, free of charge, from Progress Energy's website (www.progress-energy.com) under the tab “Our Company” by clicking on “Investor Relations,” then by clicking on “Corporate Profile” and then by clicking on “SEC Filings.”

* * *